Exhibit 10.1

SETTLEMENT AGREEMENT

THIS Settlement Agreement (“Agreement”) is executed as of the 22nd day of December, 2006 (“Agreement Date”), by and among H.M. Flood Business Trust (the “Trust”), Wastech, Inc. (“Wastech”) and Wastech of West Virginia, Inc. (Wastech WV”).

WHEREAS, the Trust and Wastech WV are parties to a suit filed in the Circuit Court of  Kanawha County, West Virginia, Civil Action No. 06-C-2087 (the “Lawsuit”), and are executing this Agreement to evidence the terms under which said suit will be settled and compromised;

WHEREAS, as of the Agreement Date, Wastech WV is indebted to the Trust in the amount of $1,025,728 (the “Trust Debt”) and is indebted to Wastech in the amount of $1,211,500 (the “Wastech Debt”);

WHEREAS, Wastech and the Trust have agreed to enter into an Intercreditor Agreement, in substantially the form attached hereto as Exhibit A (the “Intercreditor Agreement”);

WHEREAS, the Trust and Wastech WV have agreed to exchange that certain Promissory Note in the amount of $4,000,000, dated April 13, 2006 (the “Trust Note”), for certain oil and gas rights (the “O&G Rights”) in West Virginia previously acquired by Wastech WV from the Trust;

WHEREAS, Wastech has agreed to transfer fifty percent (50%) of its one hundred percent (100%) stock ownership in Wastech WV, amounting to five hundred (500) shares (the “WV Stock”), for a twenty-five percent (25%) royalty (the “Royalty”) in the O&G Rights;

WHEREAS, Wastech, the Trust, and Wastech WV understand and acknowledge that it is uncertain at this time whether there will be sufficient proceeds from the development, sale and/or liquidation of certain mineral rights (the “Mineral Rights”) previously acquired by Wastech WV from the Trust to satisfy the Wastech Debt or the Trust Debt, which will be Wastech WV’s sole asset after the consummation of the transactions described herein.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.

Sale of O&G Rights.  Wastech WV hereby assigns, transfers, and conveys to the Trust all right, title and interest in and to the O&G Rights, in exchange for the cancellation of the Trust Note.  Such exchange shall be effectuated pursuant to that certain Quit Claim Deed (the “Deed”), in such form as attached hereto as Exhibit B and hereby incorporated herein by this reference.

2.

Royalty.  In consideration for the transfer of the Wastech WV Stock to the Trust by Wastech, the Trust hereby grants to Wastech a royalty interest of twenty-five percent (25%) in the O&G Rights, in the form attached hereto as Exhibit C. The Trust hereby warrants and represents that it is conveying the royalty interest to Wastech free and clear of any liens, claims and encumbrances.

3.   Filing Fees and Taxes.  Wastech hereby agrees to pay any cost concerning the filing of the Quitclaim Deed to the O&G Rights, including but not limited to all recording fees and filing fees and taxes due (including 2006) due on above (see deed) on the above O & G Rights.

4. Notes to be issued. Wastech WV shall issue a note to the Trust in the amount of $1,025,728 and a note to Wastech in the amount of $1,211,500.  Both notes shall be dated December 15, 2006 and shall be interest bearing at the rate of 8% per annum simple interest. Interest shall be paid quarterly to each as funds are available. Wastech WV’s obligation to pay the notes shall be as specified in the Intercreditor Agreement. If liens are recorded against the Mineral Rights to secure the indebtedness to Wastech and the Trust, the Intercreditor Agreement shall also be filed of record.

5.

Sale of Stock. Wastech hereby conveys the Wastech WV Stock to the Trust free and clear of all liens, encumbrances, restrictions and claims of every kind and character, Wastech WV represents it has no seal or certificates that have at this time been issued.

6.

Stockholders Agreement.  Wastech WV and the Trust agree to execute the Stockholders’ Agreement attached hereto and incorporate herein by this reference as Exhibit D.

7.

Additional Documents.  The parties agree to execute such additional documents as may reasonably be required to effectuate the terms and conditions of this Agreement.

8.

Release by the Trust.  The Trust agrees for its benefit, and on behalf of its successors and assigns, to fully release and discharge Wastech WV and Wastech and their officers, directors, employees, agents and representatives from all rights, claims and actions that it has against such parties as of the date of this Agreement, and further agrees to dismiss the Lawsuit against Wastech WV “with prejudice” upon consummation of the transactions described in this Agreement; provided that such release does not release any obligation created by or arising under this Agreement or any agreement executed pursuant hereto.

9.

Release by Wastech and Wastech WV.  Wastech and Wastech WV agree for its benefit, and on behalf of its successors and assigns, to fully release and discharge the Trust and its grantor, trustees, beneficiaries, employees, agents and representatives from all rights, claims and actions that it has against such parties as of the date of this Agreement; provided that such release does not release any obligation created by or arising under this Agreement or any agreement executed pursuant hereto, or any warranty obligation contained in any document conveying interests in the subject real estate to Wastech WV.

10.

Necessary Action.  Each party hereto hereby agrees that such party shall execute and deliver any documents and shall perform any further acts as may be reasonably necessary to carry out the provisions of this Agreement.  Each party also agrees to pay its own attorney fees and other cost concerning these documents.  Each also agrees that none of these current

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expenses or past expenses, fees, travel expenses, or other forms of cost, reimbursements, or salaries be charged to Wastech of WV.  The parties agree also that there are no consulting arrangements, employment agreements, or other contracts pending or in place with Wastech of WV other than the one spelled out in this Settlement Agreement.

11.

Execution and Counterparts.  This Agreement may be executed and delivered by facsimile and in counterparts.  Each executed counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.

Severability and Savings Clause.  Should any clause, sentence, provision, paragraph or part of this Agreement for any reason whatsoever, be adjudged by any court of competent jurisdiction, or be held by any other competent governmental authority having jurisdiction, to be invalid, unenforceable, or illegal, such judgment or holding shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the specific clause, sentence, provision, paragraph, or part of this Agreement directly involved, and the remainder of this Agreement, wherever practicable, shall remain in full force and effect.

13.. Miscellaneous.  This Agreement is freely and voluntarily executed by each party after having been apprised of all relevant information and data, and after obtaining the advice, or being given the opportunity to obtain the advice, of competent counsel.  The person executing this Agreement on behalf of a party hereto represents to the other party that he/she is duly authorized to execute this Agreement.  Each party has read this Agreement and understands the terms used herein.

14. Controlling Law; Integration; Amendment; Waiver. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia, without giving effect to any choice of law or conflict of law provision or rule that would require the application of any other law.  This Agreement and the other agreements contemplated by this Agreement supersede all prior negotiations, agreements and understandings between the parties as to the subject matter thereof, constitute the entire agreement between the parties as to the subject matter thereof, and may not be altered or amended except in a writing signed by the party against whom enforcement is sought.  The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach, or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

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IN WITNESS WHEREOF, the parties have signed this Agreement, which shall be dated and effective as of the date first written above.

WASTECH OF WEST VIRGINIA, INC.

/s/ Richard D. Tuorto

__________________________________

By: Richard D. Tuorto, Chief Executive Officer

Date: December 28, 2006

H.M. FLOOD BUSINESS TRUST LTD

/s/ Richard Parris 12/28/2006

____________________________________

By: Rick Parris, as duly appointed Trustee

Date: 12/28/2006

WASTECH, INC.

/s/ Richard D. Tuorto

______________________________________

By: Richard D. Tuorto, Chief Executive Officer

Date: December 28, 2006

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